UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 1, 2007

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51786	87-0722777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Northwest Boulevard, Suite 202

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

(208) 676-8321

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Failure to Satisfy a Continued Listing Rule or Standard

As previously disclosed on our Current Report on Form 8-K filed on January 11, 2007, NightHawk Radiology Holdings, Inc. (the “Company”) announced that a member of its Board of Directors, Mr. Timothy Mayleben, had been appointed its new Executive Vice President and Chief Operating Officer and that, as a consequence of such appointment, Mr. Mayleben resigned as Chairman of the Company’s Audit Committee. The Company also reported that these actions resulted in (i) a majority of the members of the Company’s Board of Directors no longer being “independent” under the listing standards of the Nasdaq Global Market (“Nasdaq”) or the rules promulgated by the United States Securities and Exchange Commission, (ii) the Audit Committee no longer being comprised of three independent directors and (iii) the Audit Committee no longer having a financial expert.

On February 1, 2007, the Company received written notice from Nasdaq that, due to Mr. Mayleben no longer being independent, the Company does not satisfy Nasdaq Marketplace Rules 4350(c) and (d), which require that the Board of Directors consist of a majority of independent directors and that the audit committee have three independent directors. In addition, Nasdaq requested that the Company provide to it on or prior to February 16, 2007 a specific plan and timetable to achieve compliance with the aforementioned rules. The Company intends to provide such plan and timetable to Nasdaq as requested and to appoint another independent director as soon as practicable.

In accordance with Nasdaq Marketplace Rule 4803(a), the Company issued a press release on February 5, 2007 to announce its receipt of the notice from Nasdaq. A copy of this press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press release dated February 5, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2007

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

By:	/s/ Paul E. Cartee
Paul E. Cartee Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated February 5, 2007